Exhibit 99.1

           Chemed Announces Dismissal with Prejudice of Qui
                          Tam Action Lawsuit


    CINCINNATI--(BUSINESS WIRE)--July 25, 2007--Chemed Corporation ("Chemed") (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation's largest provider of end-of-life care, and Roto-Rooter, the nation's largest commercial and residential plumbing and drain cleaning services provider, today announced the qui tam action entitled Eve Barys and Dwayne Ostrom ex rel. United States and the State of Florida vs. VITAS Healthcare Corporation, VITAS Hospice Services, LLC, VITAS Healthcare Corporation of Florida, et al., that was filed in the United States District Court for the Southern District of Florida (Case No. 04-21431-CIV-Jordan/Torres) in June 2004 has been dismissed by the Court with prejudice. This lawsuit had alleged VITAS' failure to appropriately bill Medicare and Medicaid for hospice services in violation of the Federal False Claims Act and the State of Florida False Claims Act.

    Chemed was represented by Hogan & Hartson LLP.

    Statements in this press release or in other Chemed communications may relate to future events or Chemed's future performance. Such statements are forward-looking statements and are based on present information Chemed has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that Chemed does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.

    CONTACT: Chemed Corporation
             David P. Williams, 513-762-6901